UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

As described in Item 8.01 below, at December 31, 2020, Lineage Cell Therapeutics, Inc. (“Lineage” or “we”) had $41.6 million of cash, cash equivalents and marketable equity securities on hand, which included $32.6 million in cash and cash equivalents.

Item 8.01 Other Events.

We are providing the following information for the purpose of updating the information contained in our previous filings with the Securities and Exchange Commission (the “SEC”).

Recent Developments

At December 31, 2020, we had $41.6 million of cash, cash equivalents and marketable equity securities on hand, which included $32.6 million in cash and cash equivalents and our investments in OncoCyte Corporation (“OncoCyte”) and Hadasit Bio-Holdings (“HBL”) as of December 31, 2020, and also reflected:

●	gross proceeds aggregating approximately $5.4 million from the sale of 3,094,322 common shares of Lineage pursuant to our Controlled Equity OfferingSM Sales Agreement (“Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as sales agent (“ATM Shares”) from September 30, 2020 through December 31, 2020; and

●	gross proceeds aggregating approximately $0.8 million from the sale of shares of common stock of HBL (“HBL Shares”) from September 30, 2020 through December 31, 2020.

From January 1, 2021 through March 5, 2021, we sold:

●	7,941,122 additional ATM Shares for gross proceeds of approximately $19.6 million;

●	2,500,000 shares of common stock of OncoCyte (“OncoCyte Shares”) for gross proceeds of approximately $10.1 million; and

●	7,400 additional HBL Shares for gross proceeds of approximately $21,000.

After these sales, we own: (a) 1,122,401 OncoCyte Shares, which have a value of approximately $4.2 million based on the closing price of such shares on March 5, 2021; and (b) 169,167 HBL Shares, which have a value of approximately $330,000 based on the closing price of such shares on March 5, 2021.

In February 2021, under our Research and Option Agreement with Gyroscope Therapeutics, Limited (“Gyroscope”), we extended, until May 2021, the period during which we have exclusive right to negotiate a definitive agreement to distribute and sell Gyroscope’s vitrectomy-free subretinal injection device for the subretinal delivery of RPE cells for the treatment of dry AMD, and paid Gyroscope $0.5 million.

Additional ATM Offering

On May 1, 2020, Lineage entered into the Sales Agreement with Cantor to sell ATM Shares from time to time through an “at the market offering” program under which Cantor acts as sales agent. The ATM Shares are issued pursuant to Lineage’s effective shelf registration statement on Form S-3 (File No. 333-237975), filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2020 and declared effective on May 8, 2020. On May 1, 2020, Lineage filed a sales agreement prospectus (the “Sales Agreement Prospectus”) with the SEC in connection with the offer and sale of $25 million of ATM Shares pursuant to the Sales Agreement. Lineage has sold all $25 million of ATM Shares under the Sales Agreement Prospectus.

On March 5, 2021, Lineage filed a prospectus supplement with the SEC in connection with the offer and sale of an additional $25 million of ATM Shares through an “at the market offering” program under the Sales Agreement (“March ATM”).

The legal opinion of Cooley LLP relating to the ATM Shares being offered in connection with the March ATM is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: March 5, 2021	By:	/s/ Chase C. Leavitt
	Name:	Chase C. Leavitt
	Title:	General Counsel and Corporate Secretary